Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  That the undersigned, a director or officer, or both, of Acxiom Corporation ("the Company"), acting pursuant to authorization of the Company’s Board of Directors, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign the Company’s Annual Report on Form 10-K for the year ended March 31, 2014, together with any amendments thereto, and to file the same, together with any exhibits and all other documents related thereto, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and any act necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, duly ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of the power herein granted.

Executed as of the 28th day of May, 2014.

Signed: /s/ John L. Battelle Name: JOHN L. BATTELLE, Director
Signed: /s/ Timothy R. Cadogan Name: TIMOTHY R. CADOGAN, Director
Signed: /s/ William T. Dillard II Name: WILLIAM T. DILLARD II, Director
Signed: /s/ Richard P. Fox Name: RICHARD P. FOX, Director
Signed: /s/ Jerry D. Gramaglia Name: JERRY D. GRAMAGLIA, Director (Non-Executive Chairman of the Board)
Signed: /s/ Ann Die Hasselmo Name: ANN DIE HASSELMO, Director
Signed: /s/ William J. Henderson Name: WILLIAM J. HENDERSON, Director
Signed: /s/ Scott E. Howe Name: SCOTT E. HOWE, Director and Chief Executive Officer
(principal executive officer)
Signed: /s/ Clark M. Kokich Name: CLARK M. KOKICH, Director